                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 2, 1997

                                 FURON COMPANY
             (Exact name of Registrant as Specified in its Charter)


            California                                               0-8088                      95-1947155
---------------------------------------------------------------------------------------------------------------
          (State or other                                          (Commission                 (IRS Employer
          Jurisdiction of                                         File Number)                 Identification
          Incorporation)                                                                           Number)



29982 Ivy Glenn Drive, Laguna Niguel, California                                                   92677
---------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                         (Zip Code)



              Registrant's telephone number, including area code:
                                 (714) 831-5350


                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.          Financial Statements and Exhibits

                 A current report on Form 8-K was filed on January 17, 1997 by Furon Company ("Furon") describing the merger of Medex, Inc. ("Medex") as required under Item 2 of Form 8-K. Pursuant to
                 Item 7(b)(2), the report omitted the unaudited pro forma financial information for Furon on a combined basis, reflecting the acquisition of Medex. This Form 8-K/A provides that information.


                 Pro forma financial information:

                                                                                   Page No.
                                                                                   --------
                 Unaudited Pro Forma Condensed Consolidated Statement of Income
                 for the Nine Months Ended November 2, 1996                            4

                 Unaudited Pro Forma Condensed Consolidated Statement of Income
                 for the Fiscal Year Ended February 3, 1996                            5

                 Notes to Unaudited Pro Forma Condensed Consolidated Statements
                 of Income                                                             6

                 Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                 November 2, 1996                                                      8

                 Notes to Unaudited Pro Forma Condensed Consolidated Balance
                 Sheet                                                                 9

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following Pro Forma Condensed Consolidated Statements of Income for the nine months ended November 2, 1996 and for the fiscal year ended February 3, 1996 present unaudited pro forma operating results for Furon as if the Agreement and Plan of Merger ("Merger") between Furon and Medex had occurred as of the beginning of the periods presented. The following Pro Forma Condensed Consolidated Balance Sheet presents the unaudited pro forma financial condition of Furon as if the Merger occurred as of November 2, 1996. Of the total purchase price, $53.7 million represented the value of in-process research and development. The excess of the purchase price of Medex (exclusive of the amount allocated to in-process research and development) over the net identifiable assets and liabilities of Medex is reported as goodwill. The carrying values of Medex's net assets are assumed to equal their fair values for purposes of these unaudited pro forma financial statements, unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet. These values are subject to revision. However, management believes that any resulting adjustments will not have a material effect on the financial position or results of operations.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Income were prepared assuming the consummation of: (i) the Merger, which is accounted for under the purchase method of accounting; and (ii) the New Credit Agreement, as defined in Note (a) of Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet. The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent Furon's preliminary determination of the necessary adjustments and are based upon certain assumptions Furon considers reasonable under the circumstances. Final amounts may differ from those set forth below.

The unaudited pro forma financial information presented does not consider any future events which may occur after the Merger. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Furon and Medex that may be realized after the Merger. Nor does the unaudited pro forma financial information consider the incremental expense, capital or conversion costs which may be incurred as a result of the Merger.

THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF FURON FOLLOWING THE MERGER.

The unaudited pro forma condensed financial information should be read in conjunction with the consolidated financial statements of each of Furon and Medex and the related notes thereto contained in (i) Furon's Annual Report on Form 10-K for the fiscal year ended February 3, 1996, (ii) Furon's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996, (iii) Medex's Annual Report on Form 10-K for the fiscal years ended June 30, 1996 and 1995, respectively, and (iv) Medex's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and September 30, 1996.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   For the nine months ended November 2, 1996

                    (In Thousands, Except Per Share Amounts)



                                                                                     PRO FORMA
                                       FURON           MEDEX        COMBINED        ADJUSTMENTS        PRO FORMA
                                       -----           -----        --------        -----------        ---------
Net sales                             $ 287,206      $   77,066   $  364,272     $        -               $364,272

Cost of  sales                          208,995          46,086      255,081           (979)   (a)         254,102
                                      ---------      ----------   ----------     ----------               --------

Gross profit                             78,211          30,980      109,191            979                110,170

Selling, general and
   administrative expenses               60,239          28,542       88,781          1,685    (b)          90,466

Medex restructuring costs                     -           1,658        1,658              -                  1,658

Gain on sale of product line                  -          (3,098)      (3,098)             -                 (3,098)

Other (income) expense, net              (2,918)            374       (2,544)             -                 (2,544)

Interest expense                          1,939             332        2,271          8,018    (c)          10,289
                                      ---------      ----------   ----------     ----------               --------

Income (loss) before taxes               18,951           3,172       22,123         (8,724)                13,399

Provision (benefit) for
   income taxes                           6,443           1,729        8,172         (2,738)   (d)           5,434
                                      ---------      ----------   ----------     ----------               --------

Net income (loss)                     $  12,508      $    1,443   $   13,951     $   (5,986)   (e)        $  7,965
                                      =========      ==========   ==========     ==========               ========

Net income per share                  $    1.37                                                           $   0.87
                                      =========                                                           ========

Weighted average common
   shares outstanding                     9,125                                                              9,125
                                          =====                                                              =====



See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                   For the fiscal year ended February 3, 1996

                    (In Thousands, Except Per Share Amounts)



                                                                                     PRO FORMA
                                       FURON           MEDEX        COMBINED        ADJUSTMENTS        PRO FORMA
                                       -----           -----        --------        -----------        ---------
Net sales                            $  344,886      $   97,750   $  442,636       $      -             $  442,636

Cost of sales                           249,102          51,923      301,025         (1,305)  (a)          299,720

Discontinued items                            -           1,678        1,678              -                  1,678
                                     ----------      ----------   ----------       --------             ----------

Gross profit                             95,784          44,149      139,933          1,305                141,238

Selling, general and
   administrative expenses               78,337          41,046      119,383          2,298   (b)          121,681

Medex restructuring costs                     -           2,699        2,699              -                  2,699

Other (income), net                      (3,866)           (224)      (4,090)             -                (4,090)

Interest expense                          2,899             255        3,154         10,897   (c)           14,051
                                     ----------      ----------   ----------       --------             ----------

Income (loss) before taxes               18,414             373       18,787        (11,890)                 6,897

Provision (benefit) for
  income taxes                            5,245           1,083        6,328         (3,733)  (d)            2,595
                                     ----------      ----------   ----------       --------             ----------

Net income (loss)                    $   13,169      $     (710)  $   12,459       $ (8,157)  (e)       $    4,302
                                     ==========      ==========   ==========       ========             ==========
Net income per share                 $     1.46                                                         $     0.48
                                     ==========                                                         ==========

Weighted average common
   shares outstanding                     9,040                                                              9,040
                                          =====                                                              =====


See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

Basis of Consolidation

Furon's fiscal year ends on the Saturday closest to January 31. The fiscal year refers to the year in which the period ends. Fiscal year 1996 ended February 3, 1996 and includes 53 weeks. Medex's fiscal year ends on June 30. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended November 2, 1996, results of operations for Medex are for the three quarters ended December 31, 1996. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Income for Furon's fiscal year ended February 3, 1996, results of operations for Medex are for the four quarters ended March 31, 1996.

The results of operations for Medex included in the Unaudited Pro Forma Condensed Consolidated Statements of Income contain certain reclassification entries in order to present cost of sales and operating expense information on a basis consistent with the presentation used by Furon.

Pro Forma Adjustments

(a) Reflects the decrease in depreciation and amortization expense resulting from the write-down of tangible assets to fair market value. The estimated useful lives of these assets are 25 years for buildings and a range of 3 to 18 years for machinery and equipment.

(b) Reflects the effect on depreciation and amortization expense resulting from the adjustments below (in thousands):

                                                                       Nine Months               Fiscal Year
                                                                          Ended                     Ended
                                                                     November 2, 1996         February 3, 1996
                                                                     ----------------         ----------------
      Amortization of goodwill (utilizing a 25 year
        life) related to the Merger and purchase
        price accounting adjustments                                      $        900            $     1,223

      Net increase in amortization expense resulting
        from the step-up of intangible assets to fair
        market value (utilizing amortization periods
        ranging from 8 to 25 years)                                              1,094                  1,487

      Decrease in depreciation and amortization
        expenses resulting from the write-down of
        tangible assets to fair market value.  Estimated
        useful lives are 25 years for buildings and a
        range of 3 to 5 years for research and develop-
        ment equipment, computer hardware/software, etc.                         (309)                   (412)
                                                                          ------------            -----------
                                                                          $      1,685            $     2,298
                                                                          ============            ===========

(c) Reflects the effect on interest expense resulting from the adjustments below (in thousands):

                                                                       Nine Months               Fiscal Year
                                                                          Ended                     Ended
                                                                     November 2, 1996         February 3, 1996
                                                                     ----------------         ----------------
      Interest expense on an incremental debt level
        under the New Credit Agreement of $166.3 million
        as a result of the Merger with an assumed
        interest rate of 6.3%                                             $7,858                   $10,680

      Elimination of the amortization of debt issuance
        costs related to Furon's existing bank credit facilities             (39)                      (53)

      Amortization of debt issuance costs related to the
        New Credit Agreement (utilizing a 5 year term)                       199                       270
                                                                          ------                   -------
                                                                          $8,018                   $10,897
                                                                          ======                   =======

(d) Reflects the decrease in income tax expense resulting from the combined pro forma adjustments of Furon and Medex at Furon's statutory tax rate, but reflecting the non-deductibility of Medex's goodwill amortization for tax purposes.

(e) The pro forma adjustments exclude the effect of $53.7 million of purchased in-process research and development which is expected to be expensed by Furon in the fourth quarter of fiscal year ended February 1, 1997. If the write-off had been reflected, net income (loss) per share would decrease from $0.87 to $(5.01) for the nine months ended November 2, 1996 and net income (loss) per share would decrease from $0.48 to $(5.46) for the fiscal year ended
February 3, 1996.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             As of November 2, 1996
                                 (In Thousands)

                                                                                                  PRO FORMA
                                                 FURON          MEDEX           COMBINED         ADJUSTMENTS      PRO FORMA
                                                 -----          -----           --------         -----------      ---------
ASSETS

Current assets:
         Cash and cash equivalents             $   3,872    $     10,832       $    14,704        $        -      $   14,704
         Accounts receivable, net                 54,073          19,524            73,597                 -          73,597
         Inventories                              41,437          23,325            64,762                 -          64,762
         Deferred income taxes                     5,102           2,796             7,898                 -           7,898
         Prepaid expenses and other assets         3,593           1,498             5,091                 -           5,091
                                               ---------    ------------       -----------        ----------      ----------
Total current assets                             108,077          57,975           166,052                 -         166,052

Property, plant and equipment, at cost:
         Land and land improvements                2,478           2,370             4,848             2,350           7,198
         Buildings and leasehold improvements     20,031          19,631            39,662            (7,427)         32,235
         Machinery and equipment                 137,084          41,295           178,379           (24,475)        153,904
                                               ---------    ------------       -----------        ----------      ----------
                                                 159,593          63,296           222,889           (29,552)        193,337
         Less accumulated depreciation and
              amortization                       (76,633)        (28,321)         (104,954)           28,321         (76,633)
                                               ---------    ------------       -----------        ----------      ----------
Net property, plant and equipment                 82,960          34,975           117,935            (1,231)        116,704
Goodwill                                               -           4,608             4,608            25,392          30,000
Intangible assets, net                            24,769               -            24,769            20,260          45,029
Other assets                                       5,879           2,430             8,309             1,123           9,432
                                               ---------    ------------       -----------        ----------      ----------
                                               $ 221,685    $     99,988       $   321,673        $   45,544      $  367,217
                                               =========    ============       ===========        ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                      $  19,430    $      4,953       $    24,383        $        -      $   24,383
         Salaries, wages and related
           benefits payable                       10,823           3,438            14,261                 -          14,261
         Current portion of long-term debt           177             600               777                 -             777
         Facility rationalization and                  -             223               223             6,898           7,121
            severance
         Other current liabilities                10,750           7,441            18,191            (4,187)         14,004
                                               ---------    ------------       -----------        ----------      ----------
Total current liabilities                         41,180          16,655            57,835             2,711          60,546

Long-term debt                                    35,228           6,175            41,403           166,317         207,720
Other long-term liabilities                       22,009               -            22,009               282          22,291
Deferred income taxes                              7,603             491             8,094             6,804          14,898
Commitments and contingencies
Stockholders' equity:
         Common stock                             38,853          43,359            82,212           (43,359)         38,853
         Foreign currency translation                883             830             1,713              (830)            883
            adjustment
         Unearned ESOP shares                    (3,316)               -            (3,316)                -          (3,316)
         Unearned compensation                     (314)               -              (314)                -            (314)
         Additional pension liability            (1,649)               -            (1,649)                -          (1,649)
         Retained earnings                        81,208          32,478           113,686           (86,381)         27,305
                                               ---------    ------------       -----------        ----------      ----------
Total stockholders' equity                       115,665          76,667           192,332          (130,570)         61,762
                                               ---------    ------------       -----------        ----------      ----------
                                               $ 221,685    $     99,988       $   321,673        $   45,544      $  367,217
                                               =========    ============       ===========        ==========      ==========



See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE  SHEET

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the financial position of Medex is as of December 31, 1996, the end of Medex's second quarter. The following table reflects a detailed breakdown of the pro forma adjustments in the Unaudited Pro Forma Condensed Consolidated Balance
Sheet:

                 Unaudited Pro Forma Adjustments (In Thousands)

                                                                              ADJUSTMENT TO
                                                                                   MEDEX
                                                               TRANSACTION       CARRYING
                                              MERGER (A)       COSTS (B)        VALUES (C)          TOTAL
                                              ----------       ---------        ----------          -----
ASSETS
Current assets:
         Cash and cash equivalents          $          -    $          -        $        -         $       -
         Accounts receivable, net                      -               -                 -                 -
         Inventories                                   -               -                 -                 -
         Deferred income taxes                         -               -                 -                 -
         Prepaid expenses and other assets             -               -                 -                 -
                                            ------------    ------------        ----------         ---------
Total current assets                                   -               -                 -                 -

Property, plant and equipment, at cost
         Land and land improvements                    -               -             2,350             2,350
         Buildings and leasehold
           improvements                                -               -            (7,427)           (7,427)
         Machinery and equipment                       -               -           (24,475)          (24,475)
                                            ------------    ------------        ----------         ---------
                                                       -               -           (29,552)          (29,552)
         Less accumulated depreciation
              and amortization                         -               -            28,321            28,321
                                            ------------    ------------        ----------         ---------
Net property, plant and equipment                      -               -            (1,231)           (1,231)
Goodwill                                          79,841           5,639           (60,088)           25,392
Intangible assets, net                                 -               -            20,260            20,260
Other assets                                           -           1,123                 -             1,123
                                            ------------    ------------        ----------         ---------
                                            $     79,841    $      6,762        $  (41,059)        $  45,544
                                            ============    ============        ==========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                   $          -    $          -        $        -         $       -
         Salaries, wages and related
           benefits payable                            -               -                 -                 -
         Facility rationalization
           and severance                               -               -             6,898             6,898
         Other current liabilities                (4,431)              -               244            (4,187)
                                            ------------    ------------        ----------         ---------
Total current liabilities                         (4,431)              -             7,142             2,711

Long-term debt                                   159,352           6,965                 -           166,317
Other long-term liabilities                            -               -               282               282
Deferred income taxes                              1,587               -             5,217             6,804
Commitments and contingencies
Stockholders' equity:
         Common stock                            (43,359)              -                 -           (43,359)
         Foreign currency translation
           adjustment                               (830)              -                 -              (830)
         Retained earnings                       (32,478)           (203)          (53,700)          (86,381)
                                            ------------    ------------        ----------         ---------
Total stockholders' equity                       (76,667)           (203)          (53,700)         (130,570)
                                            ------------    ------------        ----------         ---------
                                            $     79,841    $      6,762        $  (41,059)       $   45,544
                                            ============    ============        ==========        ==========

(a) Reflects the purchase of all outstanding Medex common stock and common stock options at a purchase price of $23.50 per share of common stock and the difference between the $23.50 and the exercise price for each share of common stock covered by each stock option, net of any applicable tax withholding, or a total of $159.4 million. The excess of the purchase price of Medex stock over the net book value of Medex as of the pro forma balance sheet date represents goodwill in the amount of $79.8 million. See note (c) below for further adjustments to goodwill.

To finance the Merger, Furon entered into a Credit Agreement dated as of November 12, 1996 (the "New Credit Agreement"), by and among Furon, the lenders party thereto (the "Lenders") and the Bank of New York ("BNY"), as swing line lender and as administrative agent. The New Credit Agreement provides that Furon may borrow up to an aggregate principal amount not to exceed $200,000,000 (the "Facility") (such amount subject to increase to $250,000,000 in aggregate principal amount upon request of Furon and the agreement of lenders to provide such additional amounts).

Amounts borrowed under the New Credit Agreement will mature November 12, 2001 and may be prepaid by Furon at any time in whole, or from time to time in part. Borrowings under the New Credit Agreement will bear interest, at Furon's option, at a rate per annum equal to either; (i) the greater of (a) BNY's prime commercial lending rate as publicly announced to be in effect from time to time and (b) 1/2% plus the federal funds rate (as published by the Federal Reserve Bank of New York); or (ii) LIBOR (adjusted for reserves) plus an applicable margin determined on the basis of Furon's leverage ratio for interest periods of one, two, three or six months; or (iii) with respect to swing line loans a rate negotiated between BNY and Furon. Any amounts not paid when due bear interest at the rate otherwise applicable plus two percent.

The New Credit Agreement provides for the payment of a commitment fee of a certain rate per annum based on Furon's leverage ratio on the average daily unused amount of the Facility, payable to BNY as administrative agent, for the pro rata account of the Lenders, quarterly in arrears and on maturity or termination. The New Credit Agreement also contains representations and warranties, covenants, conditions to borrowing and events of default customary for a facility of its type.

(b) Reflects Furon's estimate of costs associated with the Merger and related financing requirements as follows (in thousands):


Debt issuance costs related to the New Credit Agreement            $   1,326
Legal and other professional fees (allocated to goodwill)              5,639
                                                                   ---------
                                                                       6,965
Debt issuance costs related to Furon's prior bank
  credit facilities                                                     (203)
                                                                   ---------
                                                                   $   6,762
                                                                   =========

(c) Reflects adjustments to the carrying values of Medex's net assets to equal their estimated fair values. These values are subject to revision. However, management believes that any resulting adjustments will not have a material effect on the financial position or results of operations.

Land reflects a write-up of $2.6 million and the net book value of buildings reflects a write-down of $2.9 million based on independent appraisals. The net book value of machinery and equipment reflects a write-down of $0.9 million based upon management's best estimate of the fair market value.

Other intangible assets, including developed technology, were valued at fair market value based on independent appraisals.

Furon estimates that expenses associated with closing certain Medex facilities and other severance costs will approximate $6.9 million.

The deferred tax liability is associated with certain adjustments to Medex's carrying values which result in temporary differences under SFAS No. 109, "Accounting for Income Taxes".

The fair market value of purchased in-process research and development of $53.7 million was determined by an independent appraisal. The entire amount is expected to be expensed by Furon in the fourth quarter of fiscal year ended February 1, 1997.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FURON COMPANY,
                                       a California corporation



March 18, 1997                         By:  /S/ MONTY A. HOUDESHELL
                                       ----------------------------------------
                                       Name:   Monty A. Houdeshell
                                       Title:  Vice President, Chief
                                               Financial Officer and Treasurer